UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED
IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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TomoTherapy Incorporated
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On March 14, 2011, the following email was sent by Frederick Robertson, Chief Executive Officer of TomoTherapy Incorporated, to employees of TomoTherapy Incorporated in connection with the merger transaction between TomoTherapy Incorporated and Accuray Incorporated.:
Tomo colleagues,
It was a busy week last week.
As we enter a new week I want to update you on the activities of the last several days, reactions of our stakeholders and progress we have made with integration planning.
As you know, we held our All Hands meeting last Monday and hosted follow-up Town Halls that many of you attended. I want to thank you for your participation and thoughtful questions in these meetings. I think it has led to good conversation. Euan Thomson let me know that Accuray’s team meetings have gone equally well. Open dialogue will be key for us in the coming months, so it’s good to know that we are off to a strong start.
Beyond the walls of TomoTherapy, we have also reached out to customers, distributors, suppliers, government representatives, industry organizations, patients and the financial community. We wanted them to hear early from us, so we have held meetings, sent e-mails and letters and made phone calls to those affected by this transaction. As questions have come up, we’ve made it a point to address each inquiry promptly. I am glad to say that there has been widespread understanding of the reasons for this transaction, and of the benefits it can bring to patients. This week is TomoTherapy’s Americas User Education Symposium in Charleston, South Carolina. This will provide another good opportunity to speak with, and hear from, our customers.
While the legal and finance teams are working on the regulatory requirements to complete the transaction, integration planning has begun. (We cannot begin the process of actual integration until we complete the transaction.) Some key events will occur over the next few weeks:
•	Selecting a consultant: Accuray will hire an integration consulting firm to provide the specialized expertise needed to ensure we develop a comprehensive integration plan.
•	Learning about the organizations: Various functional teams will get to know each other, in a process led by our executive team, to ensure compliance with legal obligations.
•	Forming a joint integration team: Accuray and TomoTherapy will form a joint steering committee and establish teams specifically assigned to manage the integration process in each functional area.
•	Developing a plan: Once the consultant is hired and the companies form the joint team, we will work together to begin development of the comprehensive integration plan.
If you have additional questions, please do not hesitate to e-mail 2011info@tomotherapy.com. I also encourage you to visit our Intranet, where we will be posting updates as information becomes available.
I appreciate your support, hard work and dedication during this process as we work to develop the integration plans. At this exciting time, it is critical for us all to stay focused on the vital work we are doing at Tomo to help those affected by cancer around the world.
Thanks.
Fred

# # #
Additional Information About the Merger and Where to Find It
This communication is being made in respect of the proposed merger transaction involving Accuray Incorporated (“Accuray”) and TomoTherapy Incorporated (“TomoTherapy”). In connection with the proposed transaction, Accuray will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 and TomoTherapy will mail a proxy statement/prospectus to its shareholders, and each will also be filing other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to TomoTherapy’s shareholders. Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about TomoTherapy and Accuray, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Vice President and General Counsel, TomoTherapy Incorporated, 1212 Deming Way, Madison, Wisconsin, 53717, (608) 824-2800.
Participants in the Solicitation
TomoTherapy and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding TomoTherapy’s directors and executive officers is available in TomoTherapy’s proxy statement for its 2010 annual meeting of shareholders and TomoTherapy’s Annual Report on Form 10-K for the year ended December 31, 2010, which were filed with the SEC on March 22, 2010 and March 3, 2011, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.
Forward-looking Statements
The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry and the transaction between Accuray and TomoTherapy. Except for the historical information contained herein, the matters set forth in this press release, including the expected structure and timetable for the transaction between Accuray and TomoTherapy, the transaction’s anticipated strategic and financial benefits, financial prospects and guidance, expectations regarding Accuray’s and TomoTherapy’s ongoing operations, employees, sales, product development and commercialization, synergies and economies of scale following the transaction, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or managements’ good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: the satisfaction of closing conditions for the transaction between Accuray and TomoTherapy, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act; market conditions; the effect of the announcement of the transaction on Accuray’s and TomoTherapy’s respective businesses; the impact of any failure to complete the transaction; the risk that Accuray and TomoTherapy will not realize the anticipated benefits of the transaction; the potential inability to successfully operate or integrate TomoTherapy’s business; general industry and economic conditions; and other factors beyond the companies’ control and the risk factors and other cautionary statements described in Accuray’s and TomoTherapy’s filings with the SEC. Please refer to the Risk Factors section of Accuray’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010, and the Risk Factors set forth in TomoTherapy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for a further list and description of additional business risks, uncertainties, and other factors that may affect these statements. Neither Accuray nor TomoTherapy intends to update these statements and undertakes no duty to any person to provide any such update under any circumstance.